UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2007

PERFORMANCE TECHNOLOGIES, INCORPORATED

Commission file number 0-27460

Incorporated pursuant to the Laws of the State of Delaware

Internal Revenue Service – Employer Identification No. 16-1158413

205 Indigo Creek Drive, Rochester, New York 14626

(585)256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 26, 2007, Performance Technologies, Incorporated issued a press release announcing its results of operations for the quarter ending March 31, 2007. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

(c) Exhibits.

(99.1) Press release issued by Performance Technologies, Incorporated on April 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

May 2, 2007	By	/s/ John M. Slusser
John M. Slusser President and Chief Executive Officer

May 2, 2007	By	/s/ Dorrance W. Lamb
Dorrance W. Lamb Chief Financial Officer and Senior Vice President of Finance

Exhibit 99.1

For more information contact:

Dorrance W. Lamb

SVP and Chief Financial Officer

Performance Technologies

585-256-0200 ext. 7276

http://www.pt.com

finance@pt.com

Performance Technologies Announces

First Quarter 2007 Financial Results

ROCHESTER, NY – April 26, 2007 -- Performance Technologies, Inc. (NASDAQ: PTIX), a leading developer of communication platforms and systems, today announced its financial results for the first quarter 2007.

Financial Information

Revenue in the first quarter 2007 amounted to $9.4 million, compared to $12.2 million in the first quarter 2006.

Net loss for the first quarter 2007 amounted to $.6 million, or $.05 per basic share, including stock-based compensation expense of $.2 million, or $.01 per share, based on 13.2 million shares outstanding. Net income for the first quarter 2006 amounted to $.5 million, or $.04 per diluted share, including restructuring charges related to closing of the Company’s Norwood engineering center amounting to $.4 million, or $.02 per share, and stock-based compensation expense amounting to $.1 million, or $.01 per share, based on 13.3 million shares outstanding.

At March 31, 2007, cash and investments amounted to $37.0 million, or approximately $2.80 per share, and the Company had no long-term debt.

Business Overview

The Company targets three vertical markets for its products: telecommunications, aerospace and defense, and commercial. Of the three vertical markets served, telecommunications is the largest and represented approximately 75% of the Company’s business in 2006.

The telecommunications market served by the Company depends upon carrier spending to upgrade network infrastructure to next-generation equipment. It is management’s view that the consolidation in the telecommunications industry and a softening of carrier spending, particularly in the United States, impacted the Company’s performance as well as our customers and peers during the first quarter 2007.

Despite the overall weakness in the telecommunications market, management is seeing increasing sales activity in selective areas within the communications market. One such market requirement is for signaling over IP transport solutions among Tier 2 and Tier 3 carriers in the U.S. In addition, during the first quarter 2007, we hired an experienced sales person to focus on selling our SEGway™ signaling products into Eastern Europe and Central America. Both regions show promise for our SEGway products and distributor relationships have already been established in each of these regions.

We are also seeing numerous new communications opportunities for aerospace and defense network applications. The U.S. Government has begun initiatives to upgrade their current communications infrastructure and to build-out new communications networks over IP. We are working with numerous prime contractors who are designing our Advance Management Platforms™ into these network architectures. During the first quarter 2007, we shipped platform products for seven such aerospace and defense programs.

These business opportunities in signaling, aerospace and defense appear to have shorter sales cycles to revenue than in the traditional embedded telecommunications equipment market we serve.

“Our first quarter financial performance was in line with our projections and reflected expected softness in the telecom market. We anticipate this softness to continue into the second quarter,” said John Slusser, president and chief executive officer. “In the interim, we are proceeding with multi-faceted initiatives to position the Company for long-term growth. These initiatives include ongoing enhancement to our Embedded Systems Group’s value proposition of a tightly integrated solution set, an increased focus on aerospace and defense opportunities for our platform products, continued investment in our Signaling Systems Group, and actions to better maximize our return on our considerable IP-packet and carrier-grade Linux core technologies.”

As part of a $10 million stock buy-back plan authorized by the Board of Directors, during the past sixty days, the Company has purchased approximately 400,000 shares of its common stock in the open market with an aggregate value of approximately $2.0 million.

Guidance

During weak or uncertain economic periods, the visibility of customer orders is limited. This lack of customer visibility often results in a substantial portion of the Company's revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. At the current time, forward-looking visibility of customer orders is very limited.

The Company provides guidance only on earnings per share expected in the next quarter. Because the Company is anticipating low order volumes from its two largest customers, both selling into the U.S. carrier market, and expects to increase its signaling investments, management anticipates a loss in the second quarter 2007 in the range of $.02 to $.06 per share. This estimated loss per share excludes restructuring charges, stock-based compensation expense and discrete income tax items. In the second quarter 2007, stock-based compensation expense is expected to be approximately $.1 million, excluding any stock options granted during the quarter.

The Company works closely with customers to incorporate its platforms, blades and software solutions into their product designs. Such ”design wins” have been a useful metric for management to judge the Company's product acceptance in its marketplace. Design wins in our traditional embedded communications equipment market, if successfully deployed by our customers, reach production volumes at varying rates, generally beginning twelve to eighteen months after the design win occurs. A variety of risks such as schedule delays, cancellations, changes in customer markets and economic conditions can adversely affect a design win before production is reached or during deployment.

During the first quarter 2007, the Company realized two design wins for its Advanced Managed Platform products. Each design win has the potential to generate at least $.5 million of annualized revenue when and if production volumes are reached.

More in-depth discussions of the Company's strategy and financial performance can be found in the Company's periodic reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.

About Performance Technologies

Performance Technologies (NASDAQ: PTIX) is a global supplier of integrated IP-based platforms and solutions for advanced communications networks and innovative computer system architectures. Our Embedded Systems Group offers robust application-ready platforms that incorporate open-standards based software and hardware, providing significantly accelerated end product deployment benefits for equipment manufacturers. Our Signaling Systems Group offers the SEGway™ product suite, which includes IP STPs, SS7 over IP transport solutions, and signaling gateways that enable lower operating costs through utilization of IP networks, thereby creating competitive advantages for carriers in existing and emerging markets.

Performance Technologies is headquartered in Rochester, New York. Additional engineering facilities are located in San Diego and San Luis Obispo, California; and Kanata, Ontario, Canada. For more information, visit www.pt.com.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections. These forward-looking statements are subject to certain risks and uncertainties, and the Company's actual results can differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among other factors, general business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, the attainment of design wins and obtaining orders as a result, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company's manufacturing capacity and arrangements, the protection of the Company's proprietary technology, the dependence on key personnel, changes in critical accounting estimates, potential impairments related to investments, foreign regulations and potential material weaknesses in the future. These statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2006, as reported in its Annual Report on Form 10-K, and other documents filed by the Company with the Securities and Exchange Commission.

###

A conference call will be held on Friday, April 27 at 10 a.m., New York time, to discuss the Company’s financial performance for the first quarter 2007. All institutional investors can participate in the conference by dialing (866) 250-5144 or (416) 849-6163. The conference call will be available simultaneously for all other investors at (866) 500-7713 or (416) 849-2692. A digital recording of the call may be accessed immediately at the completion of the conference from April 27 through May 1, 2007. Participants should dial (866) 245-6755, or (416) 915-1035 using passcode 171607 to gain access to the recording. A live webcast of the conference call will be available on the Performance Technologies website at www.pt.com and will be archived to the site within two hours after the completion of the call.

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

ASSETS

	March 31, 2007	December 31, 2006

Current assets:
Cash and cash equivalents	$ 12,371,000	$ 10,518,000
Investments	24,675,000	24,675,000
Accounts receivable	6,831,000	9,561,000
Inventories	4,720,000	5,678,000
Prepaid income taxes	1,062,000
Prepaid expenses and other assets	552,000	767,000
Deferred taxes	2,391,000	2,495,000
Total current assets	52,602,000	53,694,000

Property, equipment and improvements	2,130,000	2,213,000
Software development costs	3,327,000	3,185,000
Deferred taxes	1,066,000	1,026,000
Goodwill	4,143,000	4,143,000
Total assets	$ 63,268,000	$ 64,261,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$ 1,085,000	$ 1,460,000
Income taxes payable		232,000
Accrued expenses	4,705,000	4,302,000
Total current liabilities	5,790,000	5,994,000

Income taxes payable	1,063,000
Total liabilities	6,853,000	5,994,000

Stockholders’ equity:
Preferred stock
Common stock	133,000	133,000
Additional paid-in capital	14,984,000	14,699,000
Retained earnings	42,810,000	43,435,000
Treasury stock	(1,512,000)
Total stockholders’ equity	56,415,000	58,267,000
Total liabilities and stockholders’ equity	$ 63,268,000	$ 64,261,000

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006

(unaudited)

	Three Months Ended March 31,
	2007	2006

Sales	$ 9,356,000	$12,168,000
Cost of goods sold	4,701,000	5,957,000
Gross profit	4,655,000	6,211,000

Operating expenses:
Selling and marketing	1,603,000	1,370,000
Research and development	2,910,000	2,800,000
General and administrative	1,320,000	1,284,000
Restructuring charges		435,000
Total operating expenses	5,833,000	5,889,000
(Loss) income from operations	(1,178,000)	322,000

Other income, net	433,000	334,000
(Loss) income before income taxes	(745,000)	656,000

Income tax (benefit) provision	(127,000)	110,000

Net (loss) income	$ (618,000)	$ 546,000

Basic (loss) earnings per share	$ (.05)	$ .04

Weighted average common shares	13,210,000	13,098,000

Diluted earnings per share		$ .04

Weighted average common and
common equivalent shares		13,329,000